UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2024

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	58-2086934
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, 15th Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which Registered
Common Stock, par value $0.001 per share	BZH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On March 15, 2024, Beazer Homes USA, Inc. (the “Company”) issued and sold $250 million aggregate principal amount of its 7.500% Senior Notes due 2031 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes were initially sold pursuant to a purchase agreement, dated March 12, 2024, among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”). The Company will use net proceeds from the offering to fund the redemption of the $197.9 million aggregate principal amount of its outstanding 6.750% Senior Notes due 2025 (the “2025 Notes”), including fees and expenses related to the redemption of the 2025 Notes.

Interest on the Notes is payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing September 15, 2024. The Notes will mature on March 15, 2031.

The Notes were issued under an Indenture, dated March 15, 2024 (the “Indenture”), among the Company, the Guarantors and Regions Bank, as trustee (the “Trustee”). The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain preferred shares, create liens on assets to secure indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments and consolidate or merge. The Indenture contains customary events of default. Upon the occurrence of an event of default, payments on the Notes may be accelerated and become immediately due and payable.

Upon a change of control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.

The Company may redeem the Notes at any time prior to March 15, 2027, in whole or in part, at a redemption price equal to 100% of the principal amount, plus a customary make whole premium equal to the Treasury Rate (as defined in the Indenture) plus 0.50% per annum, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time on or prior to March 15, 2027, the Company may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of certain equity offerings at a redemption price equal to 107.500% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Furthermore, at any time prior to the maturity of the Notes, if at least 90% of the principal amount of the Notes have previously been repurchased and cancelled in connection with a change of control offer (as defined in the Indenture) the Company may redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date. On or after March 15, 2027, the Company may redeem some or all of the Notes at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured obligations, senior to all of the Company’s existing and future subordinated indebtedness and effectively subordinated to any future secured indebtedness of the Company. The Notes are fully and unconditionally guaranteed jointly and severally on an unsecured senior basis by the Guarantors. The guarantees will rank equally in right of payment with all existing and future senior unsecured indebtedness of such Guarantors and will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness of such Guarantors. The Notes and related guarantees are structurally subordinated to all indebtedness and other liabilities of all of the Company’s subsidiaries that do not guarantee the Notes.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety to the Indenture and the forms of the Notes filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 1.01 by reference.

The Initial Purchasers or their affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses.

Credit Agreement Extension

On March 15, 2024, the Company executed an amendment (the “Amendment”) to the Credit Agreement, dated as of October 13, 2022, among the Company, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as an issuing lender and administrative agent (as amended on and prior to March 15, 2024, the “Credit Agreement”). The Amendment, among other things, extends the termination date from October 13, 2026 to March 15, 2028.

The foregoing description of the Amendment is qualified in its entirety to the full text of the Amendment filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Redemption Notice

On March 12, 2024, the Company issued a notice of redemption to redeem the $197.9 million aggregate principal amount of 2025 Notes that remained outstanding. The redemption is being made pursuant to the terms of the indenture governing the terms of the 2025 Notes, at a redemption price of 100% of par plus accrued interest to the date of redemption.

Press Release

On March 15, 2024, the Company issued a press release announcing the completion of the notes offering. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of March 15, 2024, among the Company, the Guarantors and Regions Bank, as trustee.

4.2	Form of 7.500% Senior Note due 2031 (included in Exhibit 4.1).

10.1	First Amendment, dated as of March 15, 2024, to the Credit Agreement, dated as of October 13, 2022, among the Company, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as an issuing lender and administrative agent (as further amended, supplemented or otherwise modified from time to time)

99.1	Press release dated March 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2024

BEAZER HOMES USA, INC.

By:	/s/ Keith L. Belknap
Keith L. Belknap
Executive Vice President, General Counsel and Corporate Secretary